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                                                                      Exhibit 11


                          Concentra Managed Care, Inc.
                 Statement Re: Computation of Per Share Earnings
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                                                                    Three Months Ended                    Six Months Ended
                                                                         June 30,                             June 30,
                                                                ----------------------------   ---------------------------
                                                                  1997            1998            1997          1998
                                                                -------------- -------------   ------------  -------------
                                                                   Restated                      Restated

 Basic Earnings Per Share:
 Pro forma net income available to shareholders (1)              $ 9,440,000    $14,161,000   $16,520,000   $15,008,000
                                                                 -----------    -----------   -----------   -----------
                                                                 -----------    -----------   -----------   -----------
 Weighted average common shares outstanding                       42,494,000     46,744,000    42,439,000    45,842,000
                                                                 -----------    -----------   -----------   -----------
                                                                 -----------    -----------   -----------   -----------
 Basic pro forma earnings per share (1)                          $      0.22    $      0.30   $      0.39   $      0.33
                                                                 -----------    -----------   -----------   -----------
                                                                 -----------    -----------   -----------   -----------
 Diluted Earnings Per Share:
 Pro forma net income available to shareholders (1)              $ 9,440,000    $14,161,000   $16,520,000   $15,008,000
   Interest on common stock equivalents, net of tax                   77,000              -       154,000        52,000
                                                                 -----------    -----------   -----------   -----------
 Diluted pro forma net income                                    $ 9,517,000    $14,161,000   $16,674,000   $15,060,000
                                                                 -----------    -----------   -----------   -----------
                                                                 -----------    -----------   -----------   -----------
 Weighted average common shares outstanding                       42,494,000     46,744,000    42,439,000    45,842,000
   Dilutive options, warrants and notes payable                    1,121,000      1,072,000     1,163,000     1,270,000
   Dilutive convertible notes                                      2,722,000              -     2,722,000       681,000
                                                                 -----------    -----------   -----------   -----------
 Weighted average common shares and equivalents outstanding       46,337,000     47,816,000    46,324,000    47,793,000
                                                                 -----------    -----------   -----------   -----------
                                                                 -----------    -----------   -----------   -----------
 Diluted pro forma earnings per share                            $      0.21    $      0.30    $     0.36   $      0.32
                                                                 -----------    -----------   -----------   -----------
                                                                 -----------    -----------   -----------   -----------

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 (1) Net income and earnings per share for the three and six months ended
June 30, 1997 have been calculated as if Preferred Payment Systems Inc. ("PPS") had been subject to federal and state income taxes for the entire period, based upon an effective tax rate indicative of the statutory rates in effect. Prior to its merger with the Company during the first quarter of 1998, PPS elected to be taxed as an S corporation, and accordingly, was not subject to federal and state income taxes in certain jurisdictions.


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